UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock, par value $0.0001 per share	V	New York Stock Exchange
(Title of each Class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.

Visa has been actively monitoring the coronavirus (or COVID-19) situation and its impact globally. Our priority has been the safety of our employees, including comprehensive plans to support employee wellness, as well as support for our clients and the communities affected.

Through February 28, 2020, the most significant impact has been on travel to and from Asia. This has resulted in a sharp slowdown of our cross-border business, in particular travel related spending in both card present and card not present. Cross-border eCommerce unrelated to travel has thus far not been significantly impacted, except in some Asian markets. In markets where Visa processes the majority of our transactions, domestic spending growth, both credit and debit, remains largely stable with the exception of some impact in Hong Kong and Singapore.

Cross-border growth rates have deteriorated week by week since the coronavirus outbreak in China, and trends through February 28, 2020 do not yet fully reflect the impact of the coronavirus spreading outside of Asia. As such, we anticipate that this deteriorating trend has not bottomed out yet.

Because the situation remains fluid, it is not possible to accurately forecast the growth trend for the rest of our second fiscal quarter or the remainder of fiscal 2020. Based on trends through the end of February, and assuming some continuing deterioration in March, Visa expects second fiscal quarter net revenue growth to be approximately 2.5-3.5 percentage points lower than the outlook we shared on our January 30, 2020 earnings call.

Given the uncertainty surrounding the magnitude, duration and geographic reach of the coronavirus impact, we will update our views for future quarters and the fiscal full year 2020 on our second quarter earnings call in April.

All information in this current report is furnished but not filed.

Forward-Looking Statements

This current report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for the fiscal second quarter and full-year 2020. Forward-looking statements generally are identified by words such as “anticipates,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:

•	impact of global economic, political, market, health and social events or conditions, including the impact of the coronavirus;

•	increased oversight and regulation of the global payments industry and our business;

•	impact of government-imposed restrictions on international payment systems;

•	outcome of tax, litigation and governmental investigation matters;

•	increasingly intense competition in the payments industry, including competition for our clients and merchants;

•	proliferation and continuous evolution of new technologies and business models;

•	our ability to maintain relationships with our clients, merchants and other third parties;

•	brand or reputational damage;

•	management changes;

•	exposure to loss or illiquidity due to settlement guarantees;

•	uncertainty surrounding the impact of the United Kingdom’s withdrawal from the European Union;

•	a disruption, failure, breach or cyber-attack of our networks or systems;

•	risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and

•
other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2019, and our subsequent reports on Forms 10-Q and 8-K.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: March 2, 2020	By:	/s/ Vasant M. Prabhu
Vasant M. Prabhu Vice Chairman and Chief Financial Officer